                       NOTICE OF CHANGE OF RESIDENT AGENT
                          AND PRINCIPAL OFFICE ADDRESS

                            M.S.D. & T. FUNDS, INC.

          I, W. Bruce McConnel, III, Secretary of M.S.D.& T. FUNDS, INC., a corporation of the State of Maryland (the "Corporation"), hereby certify that the Board of Directors of said Corporation, at a meeting held on May 17, 1989 at which a quorum was present throughout duly adopted the following resolutions which are currently in full force and effect and appear as follows in the minutes of the Corporation:

          RESOLVED: That the Resident Agent of the Corporation in the State of Maryland is changed to The Corporation Trust Incorporated, a Maryland corporation, and the post office address of such Resident Agent is 32 South Street, Baltimore, Maryland 21202.

          RESOLVED: That the address of the principal office of the Corporation in the State of Maryland is changed to c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

          The undersigned hereby certifies that this document has been executed by the Secretary of the Corporation on behalf of the Corporation and that, to the best of the undersigned's knowledge, information and belief, the matters and facts stated herein are true in all material respects, and that this statement is made under the penalties for perjury.


Dated:    May 17, 1989        /s/ W. Bruce McConnel, III
                              ---------------------------

                              W. Bruce McConnel, III, Secretary

29310/20

STATE OF MARYLAND
STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                    GENE L. BURNET, DIRECTOR


DOCUMENT CODE ___   BUSINESS CODE _____  COUNTY 74
                                                --


D2746360         ____P.A.  ____Religious      ____Close
---------------
 ______Stock    ____Nonstock

Merging                             Surviving____________________
(Transferor) ___________________    (Transferee)_________________

-------------------------------------------------------------------------------------------------------------

CODE                   AMOUNT                FEE REMITTED
------------------  ------------  -----------------------------------

 20                  ________      Organ. & Capitalization               Name Change
 61                  ________      Rec. Fee (Arts. of Inc.)              -----------
 62                  ________      Rec. Fee (Amendment)                  (New Name) _________________________
 63                  ________      Rec. Fee (Merger or Consolidation)    ____________________________________
 64                  ________      Rec. Fee (Transfer)                   ____________________________________
                     ________                                            ____________________________________
 65                  ________      Rec. Fee (Dissolution)
 66                  ________      Rec. Fee (Revival)
 52                  ________      Foreign Qualification                 ____ Change of Name
 50                  ________      Cert. of Qual. or Reg.
 51                  ________      Foreign Name Registration             X   Change of Principal Office
 13                  7.00          1 Certified Copy 1                    --
 56                  --------      Penalty
                     ________                                            X   Change of Resident Agent
                                                                         --
 54                  ________      For. Supplemental Cert.
 53                  ________      Foreign Resolution                    X   Change of Resident Agent Address
 73                  ________      Certificate of Conveyance             --
                                   _______________________________
                                   _______________________________       ____ Resignation of Resident Agent

 76                  ________      Certificate of Merger/Transfer
                                   _______________________________
                                   _______________________________
 75                  ________      Special Fee                           Code      063
 80                  ________      For. Limited Partnership                   --------------
 83                  ________      Cert. Limited Partnership
 84                  ________      Amendment to Limited Partnership      ATTENTION     /s/  Leah Schuman
 85                  ________      Termination of Limited Partnership    ____________________________________
 21                  ________      Recordation Tax                       ____________________________________
 22                  ________      State Transfer Tax
 23                  ________      Local Transfer Tax
 31                  ________      ______ Corp. Good Standing            MAIL TO ADDRESS:_____________________
 NA                  ________      Foreign Corporation Registration      ____________________________________
 87                  ________      ____ Limited Part. Good Standing      ____________________________________
 71                  ________      Financial                             ____________________________________
600                  ________      _________________ Personal Property   ____________________________________
                                   Reports and ________________ late
                                   filing penalties
 70                  10.00         Change of P.O., R.A. or R.A.A.        NOTE:
 91                  --------      Amend/Cancellation, For. Limited      -------------------------------------
 __                  ________      Part.
                     ________      Other _____________________________
                     ________      Other _____________________________
TOTAL
FEES                 17.00
                     --------
                            1  Check            ______Cash
                         ------
  2    Documents on   1    checks
------              ------

     APPROVED BY:  /s/ R.M.
                 -------------------